Exhibit 10.1
FOURTH AMENDMENT TO SUBLEASE BETWEEN
REGEN BIOLOGICS, INC.
AND GENITOPE CORPORATION
     THIS FOURTH AMENDMENT TO SUBLEASE (this “Fourth Amendment”) is made and entered into as of the 25th day of May, 2006, by and between REGEN BIOLOGICS, INC., a Delaware corporation (“Regen”), and GENITOPE CORPORATION, a Delaware corporation (“Subtenant”).
R E C I T A L S
     This Fourth Amendment is made and entered into with reference to the following recitals:
     A. Regen and Subtenant entered into a Sublease dated August 3, 1999, which was amended by a Second Amendment to Sublease Agreement dated October 1, 2000, which amendment was styled as a “second amendment” because Subtenant and Regen previously agreed to extend the term of the Sublease and such extension was treated as a “first amendment”, as further amended by a Second Amendment to Sublease dated February 25, 2002, as further amended by a Third Amendment to Sublease dated May 16, 2003 (collectively, as amended, the “Sublease”), for the sublease of approximately 7,655 square feet of rentable area and 603 square feet of rentable common area (i.e. Subtenant’s share of common area between Regen and Subtenant that is rentable area under the Master Lease) (the “Subleased Premises”) in the building commonly known as “Building 12” of Seaport Center, and located at 545 Penobscot Drive, Redwood City, California 94063.
     B. Regen and Subtenant wish to execute this Fourth Amendment to provide for an extension of the term of the Sublease and to modify the base rent, operating expense and other related provisions of the Sublease.
     NOW, THEREFORE, in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Regen and Subtenant agree as follows:
     1. Defined Terms. All defined terms herein shall have the meaning given to such term in the Sublease or the Master Lease, as applicable, unless specifically defined herein.
     2. Incorporation of Recitals. The foregoing recitals are incorporated by reference into this Section 2 as if set forth in this Paragraph 2 in full.
     3. Term. The term of the Sublease is extended and will expire on December 31, 2006, unless sooner terminated or extended at the option of the Subtenant for up to a total of three (3) one month extension periods, in accordance with the terms of the

Sublease. Commencing on January 1, 2007, the Subtenant will have the ongoing right to extend the term of the Sublease for up to a total of three (3) one month extension periods by providing written notice to Regen not less than forty five (45) days in advance of the then current Sublease expiration date. In no event will the term of the Sublease extend beyond March 31, 2007.
     4. Rent. Notwithstanding anything to the contrary in the Sublease, commencing on June 1, 2006 (the “Modified Rent Commencement Date”), and continuing through the term of the Sublease (as extended by the terms of this Fourth Amendment), Subtenant shall pay base monthly rent (“Rent”) in advance on the first day of each calendar month to Regen in the amounts specified below:

	Monthly Rate Per Rentable
Period	Square Foot	Base Monthly Rent
06/01/06 – 12/31/06	$1.75	$14,451.50
     If the Modified Rent Commencement Date and/or the last day of the Sublease term do not fall on the first day of a month or the last day of a month, as applicable, the rent payable hereunder will be pro-rated on a per day basis based on the actual number of days in such month. Commencing on the Modified Rent Commencement Date, the foregoing rent payable by Subtenant under the terms of the Sublease (as modified by the terms of this Fourth Amendment) shall be payable on a triple-net basis and will not include any costs for real property taxes, Operating Expenses (as defined in the Master Lease), janitorial services, utilities, garbage removal and the like, which costs will be paid by Subtenant in accordance with the terms of Section 5 below.
     5. Expenses. As of the Modified Rent Commencement Date, the pro-rata share of Operating Expenses payable by Subtenant to Regen (the “Expense”) shall be calculated pursuant to Section 5(a) of this Fourth Amendment, wherein Subtenant’s pro-rata share is based on the ratio of: (i) the total square feet subleased by Subtenant pursuant to the Sublease to (ii) the total square feet leased by Regen pursuant to the Master Lease.
          (a) Expense Calculation. The expense shall be calculated by Regen, and Subtenant’s pro rata share shall be invoiced to Subtenant on a monthly basis. Subtenant shall owe and pay to Regen its pro-rata share of the Expense, such Expense to be calculated as follows: actual monthly Operating Expenses billed to Regen by the Master Landlord, plus actual monthly operating expenses incurred by Regen (including, without limitation, all Operating Expenses actually incurred by Regen), but not billed by the Master Landlord, in relation to the Master Premises rented by Regen pursuant to the Master Lease. Notwithstanding anything to the contrary contained in this Fourth Amendment, Subtenant shall not be obligated to pay any monthly operating expenses or Operating Expense not applicable to the Subleased Premises. The monthly expenses referred to herein will include estimates of expenses reasonably anticipated to be incurred by Regen but not billed by Master Lessor and Operating Expenses for such period, which will be adjusted at the end of each year according to the Master Lease. Once the adjustments are received from the Master Landlord, Regen shall provide a revised statement to Subtenant showing such adjustments, together with, as appropriate, (i) an invoice for the remaining amount due from Subtenant to Regen or (ii) a check for the refund amount due from Regen to Subtenant. All such monthly invoices will be paid by Subtenant, together with the next monthly Rent payment, and in no event later than thirty (30) days after receipt by Subtenant of such invoices.
          (b) Notwithstanding anything to the contrary contained in the Sublease, this Fourth Amendment or the Master Lease, within ninety (90) days after receipt by Subtenant of Regen’s statement of the Expense for any prior calendar year during the Term, Subtenant shall have the right, at Subtenant’s sole cost and expense, upon ten (10) business days prior written notice, to inspect the applicable books of Regen during the business hours of Regen at Regen’s office in the Building, or, at Regen’s option, such other location as Regen reasonably may specify, for the purpose of verifying the information contained in the statement, provided that the party inspecting such books is an employee of a reputable accounting firm that provides a full range of accounting services that is hired on a per-hour basis (and not on a contingency basis), and Subtenant uses reasonable efforts to maintain the confidentiality of such audit and the results thereof. Unless Subtenant asserts specific errors within ninety (90) days after receipt of the statement, the statement shall be deemed correct as between Regen and Subtenant.
     6. No Allowance. Regen and Subtenant agree that Regen will not be obligated to provide any tenant improvement allowances whatsoever, or perform any work in the Premises, in connection with the execution of this Fourth Amendment.
     7. Approvals; Effectiveness. Regen and Subtenant agree that the effectiveness of this Fourth Amendment is expressly conditioned on Regen’s receipt of Master Landlord’s written consent to the terms of this Fourth Amendment (the “Approvals”). Regen shall use good faith reasonable efforts to obtain the Approvals by May 31, 2006. If the Approvals are not obtained by Regen on or before July 31, 2006 this Fourth Amendment will automatically terminate and be of no further force and effect. If the Prime Lease Amendment is executed by Regen and Master Landlord, the following provisions of the Prime Lease Amendment shall not be incorporated into the Sublease, as amended by this Fourth Amendment: Section 3, 7, and 9.
     8. Recapture. Commencing on August 31, 2006, Regen will have the ongoing right to terminate the Sublease with respect to the office and common area portion of the Subleased Premises, provided that Regen has delivered written notice to Subtenant (the “Recapture Notice”) of such termination at least sixty (60) days prior to the date of such termination. The Recapture Notice shall specify the date of termination (the “Recapture Termination Date”) and the applicable portion of the Subleased Premises being recaptured by Regen and terminated under the Sublease (the “Recaptured Premises”). If the Recaptured Premises does not constitute the entire Subleased Premises and Regen elects to terminate the Sublease with respect to the Recaptured Premises then (a) Subtenant shall vacate and tender the Recaptured Premises to Regen on the Recapture Termination Date as if the Recapture Termination Date had

been originally set forth in the Sublease as the expiration date of the term of the Sublease with respect to the Recaptured Premises, and (b) as to all portions of the Subleased Premises other than the Recaptured Premises, this Sublease shall remain in full force and effect except that the Rent, additional rent and the Expense payable pursuant to Section 5 of this Fourth Amendment shall be reduced proportionately. If the Recaptured Premises does not constitute the entire Subleased Premises, Regen shall pay all expenses of construction reasonably required to permit the operation of the Recaptured Premises separate from the balance of the Subleased Premises.
     9. Termination. Commencing on August 31, 2006, Subtenant will have the ongoing right to terminate the Sublease with respect to the office and common area portion of the Subleased Premises, provided that Subtenant has delivered written notice to Regen (the “Termination Notice”) of such termination at least sixty (60) days prior to the date of such termination. The Termination Notice shall specify the date of termination (the “Termination Date”) and the applicable portion of the Subleased Premises being terminated by Subtenant and terminated under the Sublease (the “Terminated Premises”). If the Terminated Premises does not constitute the entire Subleased Premises and Subtenant elects to terminate the Sublease with respect to the Terminated Premises then (a) Subtenant shall vacate and tender the Terminated Premises to Regen on the Termination Date as if the Termination Date had been originally set forth in the Sublease as the expiration date of the term of the Sublease with respect to the Terminated Premises, and (b) as to all portions of the Subleased Premises other than the Terminated Premises, this Sublease shall remain in full force and effect except that the Rent, additional rent and the Expense payable pursuant to Section 5 of this Fourth Amendment shall be reduced proportionately. If the Terminated Premises does not constitute the entire Subleased Premises, Subtenant shall pay all expenses of construction reasonably required to permit the operation of the Terminated Premises separate from the balance of the Subleased Premises.
     10. Master Landlord’s Obligations. Notwithstanding anything to the contrary contained in the Sublease (as amended by this Fourth Amendment), the following provisions of the Master Lease hereby are incorporated into the Sublease, except that (i) references to “Landlord” shall mean only Master Landlord, and (ii) “Landlord’s” obligations thereunder shall remain “Master Landlord Obligations” as defined in Section 20(a) of the Sublease: Paragraphs 3(c), 3(d), 3(e), 3(f) and 3(g): Paragraph 6(a); Paragraph 13; and Paragraph 14. In the event of a conflict between the provisions of the Master Lease (as amended by the Prime Lease Amendment), to the extent incorporated into the Sublease and this Fourth Amendment, and the provisions of the Sublease as modified by this Fourth Amendment, the provisions of the Sublease as modified by this Fourth Amendment shall control.
     11. Hazardous Materials. Attached hereto as Exhibit A is a current list of Subtenant’s Permitted Hazardous Materials and Hazardous Materials Plans. From time to time after the date of this Fourth Amendment, but in no event more than two (2) times during each calendar year, Subtenant may submit a proposed list of Subtenant’s Permitted Hazardous Materials to Regen. Regen shall use commercially reasonable efforts to promptly approve or disapprove such proposed list, such approval not to be unreasonably withheld by Regen. In addition, Regen shall promptly submit such proposed list to Master Landlord and request Master Landlord’s approval of same. Subtenant shall promptly reimburse Regen for all costs and expenses incurred by Regen as a result of Regen submitting such proposed list to Master Landlord for review. If Regen and Master Landlord consent to the proposed list, then provided that Subtenant complies with the terms of the Master Lease (as incorporated by the Sublease) related to such Permitted Hazardous Materials, Subtenant shall have the right to bring such listed materials onto the Subleased Premises. However, until Regen and Master Landlord approve such proposed list in accordance with the terms of this Fourth Amendment, Subtenant shall not have any right to bring any Hazardous Materials onto the Subleased Premises. Regen shall not be liable or responsible for Master Landlord’s failure to review and/or approve any proposed list of Subtenant’s Permitted Hazardous Materials from Subtenant and if Master Landlord fails to review or approve such list, the Sublease will continue in full force and effect without offset or abatement of any sums payable by Subtenant. Notwithstanding anything to the contrary contained in the Sublease, the Master Lease or this Fourth Amendment, Regen shall protect, indemnify, defend upon demand with counsel reasonably acceptable to Subtenant, and hold harmless Subtenant and its officers, directors, employees and agents from and against any and all liabilities, losses, claims, actual out-of-pocket damages (excluding punitive or consequential damages (i.e., lost profits, lost business opportunity), interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses arising from and after the commencement date of the Sublease to the extent caused solely by the use, storage, treatment, transportation, release or disposal of Hazardous Materials on or about the Premises by Regen or Regen’s agents, employees or contractors.
     12. Security Deposit. Regen and Subtenant acknowledge that as of the date of this Fourth Amendment, Regen is holding Subtenant’s security deposit in the amount of $41,290.00.
     13. No Other Amendment. Except to the extent expressly set forth in this Fourth Amendment, the Sublease remains in full force and effect, without amendment, in accordance with its terms.
     14. Brokers. Each party hereto represents and warrants that it has dealt with no broker in connection with this Fourth Amendment and the transactions contemplated herein between Regen and Subtenant. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.
     15. Authorization. The undersigned warrant that they have been authorized and directed to execute this Fourth Amendment on behalf of their respective entities.
     16. Counterparts. This Fourth Amendment may be signed in two or more counterparts, each of which will be deemed an original and all of which shall constitute one agreement.

     17. Titles. The titles of the sections and subsections of this Fourth Amendment are for convenience of reference only and are not to be considered in construing this Fourth Agreement.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year above written.

REGEN:

REGEN BIOLOGICS, INC., a Delaware corporation

By: Name:	/s/ Brion D. Umidi Brion D. Umidi
Title:	Sr. VP and CFO

SUBTENANT:

GENITOPE CORPORATION,
a Delaware corporation

By: Name:	/s/ Dan W. Denney, Jr. Dan W. Denney, Jr.
Title:	CEO

Exhibit A
Subtenant’s Permitted Hazardous Materials

Genitope Corporation
Chemical Inventory

Reagent	Quantity
“Big Dye”	< 500 ml.
0.5 M MgSO4
0.5M EDTA
0.8% LE/TAE/EtBr gel
1 M Imidazol
1.2% LE/TAE/EtBr gel
1.8% LE/TAE/EtBr gel
10 mM Tris Cl
10% Bleach	<10 gal.
100 base pair ladder
100% Ethanol	< 20.0 Litre
100% IPA	< 10.0 gal.
1000 base pair ladder	< 25 ml.
100mM CoCl2
10mM GeneAmp dNTP blend
10mM Tris Cl
10x Carbonate Buffer
10X PCR buffer for Taq
10X PCR buffer II with MgCl2
10X Sodium Citrate
1M CaCl2
1M KCl
1M MgCl2
1M MOPS
1M Na2CO3
1M Na-cacodylic acid in Tris-Cl
1M NaHCO3

Exhibit A Sublease	1
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
1M TRIS Cl ph7.8
1M TRIS Cl ph8.0
1M TRIS Cl ph8.5
1M NaCl
1X Trypsin-EDTA Solution
2% BSA/DPBS
2% BSA/PBS
2.2% LE/TAE/EtBr gel
2.5% MetaPhore/TBE gel
20X MOPS Running Buffer
25mM Mg(OAc)2 solution
2-Mercaptaethanol	< 1.0 Litre
2mM dGTP-Na in H2O
2 propanol	< 2.5 L
3 M NaOAc
3 M Sodium Acetate
3M Tris
4X SAF
5% Nonfat Milk/DPBS	< 500 ml
50 base pair ladder	< 25 ml.
50X TAE
5mM CoCl2
5X TBE
5X XL Chelating Buffer
5X XL RT buffer for RT-PCR
70% Ethanol	< 15 gal.
95% Ethanol	< 15 gal.
ABTS	< 25 ml.

Exhibit A Sublease	2
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
ABTS	< 25 ml.
Acetic Acid, glacial	< 4.0 gal.
Acetone	< 1 gal.
Acetone	< 1 gal.
Agar Strips Hycon TC	< 500 ml.
Alcare	< 500 ml.
Algicide	< 500 ml.
Ammonium Acetate	< 500 g
Ammonium Bifluoride, flake	< 125 ml.
Ammonium Hydroxide
AmpliTaq with MgCl2 and 10X rxn buffer II
Anti-Rat IgG Heavy and Light
ATCC Mycoplasma Detection Kit
Azaserine	< 1 L
Bacto Agar	< 500 g
Bacto EC Medium	< 500 g
Bacto Nzcym broth	< 500 g
Bacto Sabouraud Dextrose Agar	< 500 g
BCA Kit
BCA Protein Assay Kit
Bio-Rad Ready Gels
BIS TRIS
Bis-Tris
Bleach	< 5 gal.
Boric Acid Granular	< 3 Kg
Brilliant Blue R	< 5 grms
Brilliant Blue R 250	< 5 grms
Bromophenol Blue	< 25 grms

Exhibit A Sublease	3
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
BSA	< 200 grms
BSA	< 200 grms
Buffer (Biphthalate) pH 4	< 250 grms
Buffer (Borate) pH 7	< 250 grms
Buffer (Phosphate) pH 10	< 250 grms
Buffer C1
Buffer P1
Buffer P3
Cacodylic Acid	< 15 grms
Calcium Chloride Dihydrate	< 500 ml.
CCM-I
Cell Culture Media	< 5.0 gal.
Cellgro-FREE Media	< 5.0 gal
Chloroform	< 2.0 gal,
CiDecon	< 2.0 gal.
Clear Bath Algicide	< 16 oz.
Cloned pfuDNA polymerase
Cloned pfuDNA Polymerase rxn buffer
Cobalt Chloride	< 100 grms
Cobalt Chloride rxn buffer
Coomasie Blue Staining Solution	< 3.0 L
Coomassie Plus Protein Assay Reagent	< 3.0 L
CyQuant
DEPC
Destaining Solution
Dextrose Anhydrous, Powder	< 500 grms
dGTP, Na-salt, PCR grade rxn buffer	< 500 grms
Diethyl Pyrocarbonate	< 1.0 Litre

Exhibit A Sublease	4
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
Dimethy Sulfoxide	< 3.0 L
DMEM
DMSO	< 2.5 Litre
DMSO	< 2.5 Litre
DNA H2O
dNTP mix 10mM
dPBS
Dulbecco’s PBS
EDTA, Disodium Salt, Dihydrate, Crystal
EGTA	< 500 grms
ELISA Wash Buffer 10X	< 100 grms
Ethanol (200 proof)	< 15 gal
Ethidium Bromide	< 500 ml.
Ethylene Glycol	< 500 ml.
EZ-Link Sulfo-NHS-LC-Biotin
Fetal Bovine Serum (FBS), characterized
Fetal Bovine Serum (FBS), dialyzed
Ferric Citrate	< 100 grms
Ferric Nitrate	< 100 grms
Ferrous Sulfate	< 250 grms
Ficoll 400	< 100 grms
Ficoll-Paque	< 1.0 Litre
Fluorescien isothyocyanate	< 100 grms
Formaldehyde (37%)	< 600 ml
FuGENE
Fyrite 7% CO2	< 1.0 Litre
Fyrite CO2 indicator refill	< 1.0 Litre
Gel Drying Solution	< 9.0 Litre

Exhibit A Sublease	5
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
Gel Extraction Kit (buffer EB,QG,PE)	< 250 ml.
Gelatin	< 100 grms
GeneAmp 25mM Mn(OAc)2	< 200 ml
Gentamicin	< 500 ml.
Glucosamine
Glutaraldehyde	< 1.0 Litre
Glutaraldehyde (25%)	< 1.0 Litre
Glycerol
Glycine
Goat Anti-Human IgG
Goat anti-human IgG gamma chain
Goat F(ab’)2 anti-human kappa light chain
Goat F(ab’)2 anti-human lambda light antibody
Growth check, microbial suspensions
Guanidine
Guanidium Isothyocyanate	< 1.0 Litre
Hand Soap
HEPES Free Acid	< 500 grms
Hi Trap Lectin Test Kit	< 10 ml.
High Pure Plasmid Isolation Kit	< 500 ml.
Hightrap G Protein	< 500 ml.
Hightrap SP	< 500 ml.
Horseradish Peroxidase Avidin D	< 500 ml.
Horseradish Peroxidase Substrate Kit	< 500 ml.
Human IgG Kappa	< 4 micro grms
Human IgG Lambda	< 200 micro grms
Hybridoma SFM	< 500 ml.
Hydrochloric Acid	< 1.0 Litre

Exhibit A Sublease	6
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
Hydrocyanic Acid	< 2.5 Litre
Hydrogen Peroxide 30%	< 500 grms
Hypoxanthine	< 25 grms
IEF Anode (lower) buffer
IEF Cathode Buffer pH 3-10
IEF Sample Buffer pH 3-10
Imidazole	< 500 grms
Imject Mariculture KLH in PBS	< 100 mgrms
IPA	< 4 gallons
IPA (100%)	< 4 gallons
Isoamyl Alcohols
Isocetyl Alcohol
Isopropyl Alcohol (70%)	< 2.0 gal.
ISP Medium 2
Kanamycin	< 5.0 gal
Kappa Control, characterized in-house IgG3 kappa conjugated to KLH
Kappa Standard
Kappa Standard Antibody, characterized in-house purified patient antibody
Keyhole Limpet Hemocyanin (KLH)
Kinetic Endotoxin Detection LAL Kinetic QCL
Lactose, monohydrate	< 100 grms
Laemmli Sample Buffer	< 125 ml.
Lambda Control, characterized in-house IgG3 lambda conjugated to KLH
Lambda Standard
Lambda Standard Antibody, characterized in-house purified patient antibody
LB Media
L-Glutamine
Liquid Nitrogen

Exhibit A Sublease	7
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
Lithium Chloride, Granular	< 500 grms
Loading Dye
LopHene	< 4 gallons
Macro-Prep High Q Support	< 200 ml.
Magnesium Acetate	< 500 grms
Magnesium Chloride, 6-Hydrate, Crystal	< 500 grms
Magnesium Sulfate	< 1.0 Kgram
Maltose
Manganese Chloride AR
Mannopyranoside
MEM Amino Acids
Mercaptoethanol
MetaPhor Agarose
Methanol	< 10.0 L
Methotrexate	< 100 ml.
Methyl Mannopyranoside
MilliQH2O
Molecular Weight Standard
Monoethanolamine	< 500 ml.
MOPS	< 1.0 Kgram
Mycoplamsa Kit
NaCl, 0.9%
NanoOrange Protein Kit
NaOH (0.1, 1, 10 N)	< 200 ml.
Nickel Sulfate	< 250 grms
Ni-NTA Agarose
Ni-NTA Resin	< 50 ml
NiSieve GTG Agarose	< 500 ml.

Exhibit A Sublease	8
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
Nonfat Dry Milk	< 500 grms
NuPAGE Bis-Tris gels 4-12%
NuPAGE Bis-Tris Gels, 4-12%
NuPAGE MES SDS Running Buffer
NuPAGE MOPS SDS Running Buffer
NuPAGE Sample Reducing Agent
NuPAGE Transfer Buffer
NuPAGE Tris-Acetate Gels, 3-8%
NuSieve GTG agarose
O-syl	< 1 Gal.
PBS	< 1 Gal.
PCR Purification Kit (buffer EB,PB,PE)
Pepsin	< 100 grms
Phenol, equilibrated	< 100 grms
Phosphate Buffered Saline (PBS)	< 5.0 Litre
Phosphoric Acid	< 0.25 Litre
Pluronic L 121	< 1.0 Kgram
Polyoxyethylenesorbital Monolaurate	< 100 ml.
Polysorbate 80
Potassium Acetate, granular	< 500 grms
Potassium Chloride, Crystal	< 500 grms
Potassium Hydroxide, Pellets	< 1 Kgrms
Potassium Phosphate
Precast Polyacrilamide Gel (Mini)
Pre-diluted Protein Assay (BGG)
Protein A Elution Buffer
Protein A Wash Buffer
Protein G Column

Exhibit A Sublease	9
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
Protein G Sepharose for Fast Flow	< 5.0 ml.
Pyrosperse
Qiagen Protease
QIAquick PCR Purification Kit
Quanti-cult
RNA H2O
RNAzol B	< 1.5 Litre
RNeasy Maxi Kit	< 2 Litre
RNeasy Midi Kit	< 2 Litre
RNeasy Mini Kit	< 2 Litre
Robane	< 2.5 Kgrms
RO Water	< 20 gallons
RPMI 1640
rTth DNA polymerase with buffer pack
rTth XL DNA polymerase with buffer pack
Sabouraud Dextrose Agar w/ Lecithin and Polysorbate 80
Saline (0.9%)
Sargramostim Leukine
SeaKem LE Agarose
SeaPlaque GTG Agarose
SeaPlaque GTG Agarose
SFX-MAB
Silver Nitrate
Silver Xpress Silver Staining Kit
Sodium Acetate, Trihydrate, Crystal	< 1 Kgram
Sodium Azide	< 100 grms
Sodium Bicarbonate, Powder	< 1 Kgrms
Sodium Carbonate, Anyhdrous, Granular	< 1 Kgrms

Exhibit A Sublease	10
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
Sodium Carbonate, Monohydrate, Crystal	< 500 gams
Sodium Chloride, Crystals	< 1.0 Kgrms
Sodium Citrate, Dihydrate, Granular	< 500 ml.
Sodium Dodecyl Sulfate	< 500 ml.
Sodium Hydroxide	< 20 Liters
Sodium Nitroprusside	< 25 grms
Sodium Phosphate, Dibasic, 7-Hydrate, Crystal	< 500 gams
Sodium Phosphate, Monobasic, Monohydrate, Crystal
Sodium Pyruvate
Superblock Blocking Buffer in PBS
TE Buffer
Terminal Transferase
TFBI
TFBII
Thymidine
TMB Microwell Peroxidase Substrate
Trace Klean
Tricine	< 250 grms
Tris Base	< 3 Kgrms
TRIS Hydrochloride	< 500 grms
Tris-Base
Triton X-100	< 500 ml.
Trypan blue
Trypsin
Tryptic Soy Broth
Trypticase Soy Agar
Trypticase Soy Agar Plates	< 500 ml.
Trypticase Soy Agar Slants	< 500 ml.

Exhibit A Sublease	11
525 Penobscot (Regen)

Genitope Corporation
Chemical Inventory

Reagent	Quantity
Tryptone Peptone	< 500 ml.
Uridine	< 1 gram
WFI
Yeast Extract
Zero Blunt TOPO PCR Cloning Kit	< 1 ml

Exhibit A Sublease	12
525 Penobscot (Regen)